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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported)      MAY 8, 2007
                                                       -------------------------


                               EMRISE CORPORATION
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             (Exact name of registrant as specified in its charter)


           DELAWARE                  001-10346                 77-0226211
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 (State or other jurisdiction       (Commission               (IRS Employer
       of incorporation)            File Number)            Identification No.)


        9485 HAVEN AVENUE, SUITE 100, RANCHO CUCAMONGA, CALIFORNIA 91730
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               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code         (909) 987-9220
                                                   -----------------------------

                                 NOT APPLICABLE
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          (Former name or former address, if changed since last report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS;
            APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

      EMRISE Corporation has appointed John Donovan to serve as Vice President Finance and Administration, Secretary and Treasurer pursuant to an executive employment agreement. As of May 8, 2007, our Board of Directors determined that the appointment and the executive employment agreement are scheduled to become effective on May 16, 2007, at which time Mr. Donovan would begin serving as an executive officer and as our principal financial and accounting officer.

      Carmine T. Oliva, our Chairman of the Board, Chief Executive Officer and President, has served as our Acting Chief Financial Officer and principal financial and accounting officer since August 18, 2006. As of May 8, 2007, our Board of Directors determined that Mr. Oliva will cease serving as Secretary when Mr. Donovan assumes that position on May 16, 2007 and that Mr. Oliva will also cease serving as Acting Chief Financial Officer when Mr. Donovan succeeds to the position of our principal financial and accounting officer. Mr. Oliva will continue serving as our Chairman of the Board, Chief Executive Officer and President.

      Mr. Donovan, age 41, served as a management consultant at DLC, Inc. He was employed at DLC from December 2004 to April 2007 and during that time, handled various financial and accounting functions for the firm's clients, including his principal client, AeroVioronment, Inc., (Nasdaq: AVAV). From March 2002 to October 2004, Mr. Donovan served as president and chief financial officer of Chem Lab Products, Inc., a private manufacturer of chemicals. Prior to that, he served as chief financial officer of Gainey Ceramics, as controller of Rembrandt Photo Services, as director of financial reporting at Transamerica Corporation, as manager of financial reporting at Capitol Multimedia, Inc., and as a certified public accountant at Price Waterhouse and Ernst & Young LLP. Mr. Donovan earned a B.S. degree in Accounting and a Master of Accountancy degree in Information Systems from Brigham Young University and he is a certified public accountant.

      The executive employment agreement with Mr. Donovan provides for an initial term of two years, through May 16, 2009, but will automatically renew for additional one-year periods unless either party gives at least 90 days' written notice prior to the expiration of the then current term. The agreement provides for an annual base salary of $223,000 during the first twelve-month period and $245,300 during the second twelve-month period that the agreement is in effect.

      During the first year of his employment, Mr. Donovan will be eligible for additional cash compensation in the total amount of up to $20,000, to be earned and payable in six-month increments of $10,000 each, based on our Chief Executive Officer's determination as to whether Mr. Donovan has met mutually agreed objectives for either or both of the six-month periods. Mr. Donovan will also be eligible for a partial bonus in 2008.

      Mr. Donovan will receive a $600 monthly car allowance and be eligible for reimbursement of business expenses he incurs in the performance of his duties plus up to $5,000 per year for continuing professional education in connection with his license as a certified public accountant. We have agreed to pay the premiums for Mr. Donovan and his dependents to participate in our medical (including hospitalization) and dental insurance plans, and to pay to Mr. Donovan $1,100 per year to be used to maintain his existing life and long-term disability insurance plans.

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      Under the agreement, Mr. Donovan will receive a nonqualified option to purchase up to 25,000 shares of common stock at an exercise price equal to the closing market price of our common stock on NYSE Arca on May 16, 2007. Mr. Donovan also is scheduled to receive an additional nonqualified option to purchase up to 25,000 shares of common stock at an exercise price equal to the closing market price of our common stock on NYSE Arca on July 2, 2007, the scheduled date of grant. Subject to continued employment, the options will vest twelve months after their respective dates of grant.

      The agreement contains various confidentiality, non-disclosure and non-competition provisions. The agreement also contains provisions that assign ownership to us of inventions created by him related to our business. In addition, the agreement contains termination and change-in-control provisions as described below.

      If we terminate Mr. Donovan's employment for due cause or due to Mr. Donovan's breach of his employment agreement by refusing to continue his employment, or if Mr. Donovan terminates his employment without good reason, then our obligation to pay any further compensation or benefits under the agreement terminates on the date of termination, other than benefits under retirement and benefit plans and programs that are earned and vested by the date of termination, pro rata annual salary through the date of termination, any stock options that have vested as of the date of termination, and accrued vacation as required by California law. "Due cause" includes any intentional misapplication of our funds or other material assets, or any other act of dishonesty injurious to us, or conviction of a felony or a crime involving moral turpitude. "Due cause" also includes abuse of controlled substances or alcohol and breach, nonperformance or nonobservance of any of the terms of the agreement, provided that Mr. Donovan fails to remedy the unsatisfactory performance following at least 30 days' written notice.

      We may terminate Mr. Donavan's employment immediately upon written notice to him. Mr. Donovan may terminate the agreement at any time for good reason within 30 days after he learns of the event or condition constituting good reason. "Good reason" includes: a reduction in his base salary to an amount less than the greater of the initial base salary or 10% below the base salary in effect at the time of the reduction; our failure to obtain the assumption of the agreement by any successor or assign; or a requirement that Mr. Donovan perform his duties at a location beyond a reasonable commuting distance from our existing corporate office, provided that Mr. Donovan has given us at least 30 days' prior written notice to cure any of these deficiencies. Good reason also includes our failure to timely cure any material breach after Mr. Donovan gives us written notice or if we avail ourselves of or are subjected by any third party to any other proceeding involving insolvency or the protection of or from creditors and the proceeding is not discharged or terminated within 90 days.

      If Mr. Donovan's service terminates without due cause or for good reason, then if Mr. Donovan executes a satisfactory separation agreement, Mr. Donovan will be entitled to: his salary through the end of the month in which termination occurs plus credit for accrued vacation earned but not taken; continuation of his salary for three months if the termination occurs within the first six months of employment, for six months if termination occurs during the second six-month period of employment, or for twelve months if termination occurs after May 16, 2008; a prorated incentive bonus, if any, for the fiscal year during which termination occurs, payable if and when our Compensation Committee determines to award bonuses to executives; and all medical and life insurance benefits to which he and his dependents were entitled immediately prior to the date of termination (or at the election of Mr. Donovan in the event of a change-in-control, immediately prior to the date of the change-in-control) for 18 months or until the date or dates that Mr. Donovan's continued participation in our medical and/or life insurance plans is not possible under the plans, whichever is earlier. If our medical and/or life insurance plans do not allow Mr. Donovan's continued participation, then we will be required to pay to Mr. Donovan, in monthly installments, the monthly premium or premiums that had been payable by us until the date that is 18 months after the date of termination.

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      A "change-in-control" includes: a consolidation or merger in which we are not the surviving corporation or pursuant to which all or substantially all of our common stock would be converted into cash, securities or other property, other than a merger in which the holders of our common stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger; a sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of our assets; stockholder approval of any plan or proposal for our liquidation or dissolution; any person other than persons who were stockholders on May 16, 2007, becomes the beneficial owner of 50% or more of our outstanding common stock; during any period of two consecutive years, individuals who at the beginning of such period constitute the entire board cease to constitute a majority of the board unless the election, or the nomination for election by our stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or there is any change-in-control of a nature required to be reported in response to Item 6(e) of Schedule 14A under the Securities Exchange Act of 1934.

      If Mr. Donovan becomes mentally or physically incapable of performing the services required under the agreement for a period of 180 consecutive days, and the incapacity is confirmed by the written opinion of two California practicing medical doctors, we may terminate Mr. Donovan's employment under the agreement upon 30 days' prior written notice. Upon Mr. Donovan's death, the agreement will terminate immediately. If Mr. Donovan's employment is terminated due to his incapacity or death, Mr. Donovan or his estate or legal representative will be entitled to receive benefits under our retirement and benefits plans and programs that are earned and vested at the date of termination, a prorated incentive bonus to the extent he would otherwise be eligible for the fiscal year in which incapacity or death occurs, and continuation of Mr. Donovan's salary for three to twelve months, as described above with respect to termination without due cause or for good reason, offset by any payments received by Mr. Donovan as a result of any disability insurance maintained by us for Mr. Donovan's benefit.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 14, 2007                     EMRISE CORPORATION

                                        By: /s/ Carmine T. Oliva
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                                            Carmine T. Oliva
                                            Chief Executive Officer


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